UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

Independence Contract Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20475 State Highway 249, Suite 300

Houston, TX 77070

(Address of principal executive offices)

(281) 598-1230

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICDI	OTCQX

Item 1.01 Entry into a Material Definitive Agreement

Prepackaged Chapter 11 Plan of Reorganization

On December 2, 2024, the Company filed the Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Independent Contract Drilling, Inc. (the “Company” or “ICD”) and Sidewinder Drilling LLC (together with ICD, the “Debtors”) (as amended, modified or supplemented from time to time, the “Plan”). The Plan and the transaction contemplated thereby is subject to and qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The Plan remains subject to Bankruptcy Court (as defined below) approval and the satisfaction of certain conditions precedent. Accordingly, no assurance can be given that the transactions described in the Plan will be consummated. The Plan contemplates, among other things, the following:

●	Holders of allowed other secured claims (excluding holders of claims under the Revolving ABL Credit Agreement (as defined below)), other priority claims, and general unsecured claims are unimpaired under the Plan.
●	Noteholders under the Convertible Notes (as defined below) will receive their Pro Rata share of the (a) 100% of the common stock of the Reorganized ICD (as defined in the Plan) authorized to be issued and outstanding on or after the Effective Date pursuant to the Plan, subject to dilution on account of any equity issued pursuant to the Management Incentive Plan (as defined in the Plan) and (b) on account of the Additional Notes (as defined in the Plan), solely $7,500,000, plus the amount of accrued and unpaid interest on the Additional Notes, in principal amount of the Exit Facility Term Loans (as defined in the Plan).
●	The cancellation of the Company’s common stock, the conversion of substantially all of the claims arising under, derived from, or based upon the Indenture (as defined below) into equity in the Debtors, or any successor or assign thereto, by merger, consolidation or otherwise, on and after the Effective Date (as defined in the Plan) (“Reorganized Debtors”), and the payment in full of all Allowed General Unsecured Claims (as defined in the Plan).
●	A DIP Facility (as defined below) to be provided by the Noteholders to support the Company’s ongoing operations and obligations and repay outstanding revolving credit obligations and vendors and employees, as further described under “Debtor-in-Possession Financing” in Item 1.03.
●	On the Effective Date, the Reorganized Debtors shall enter into the Exit ABL Facility and Exit Term Loan Facility (collectively, the “Exit Facilities”), the terms of which will be set forth in the Exit Facilities documents.
●	The Plan contains certain releases and injunctions (as described more fully in Article IX of the Plan), including releases between the Debtors and the Reorganized Debtors, on one hand, and certain Released Parties on the other hand. The “Released Parties” under the Plan include the Debtors, Reorganized Debtors, DIP Lenders, the Noteholders, the Indenture Trustee, the Revolving ABL Agent, the Revolving ABL Lenders, the Exit Facility Agents, the lenders under the Exit Facilities, any statutory committee appointed in the Chapter 11 Cases and its members, and their representatives, advisors, Affiliates, and agents, including the Debtors current and former directors and officers (each capitalized term in the foregoing sentence and not otherwise defined herein having the respective meaning ascribed to such term in the Plan).

Item 1.03 Bankruptcy or Receivership

Voluntary Petition for Reorganization

On December 2, 2024, ICD filed a petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the for the United Stated Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”, and the chapter 11 process filed at the Bankruptcy Court, the “Chapter 11 Cases”). Concurrently, ICD filed the Plan with the Bankruptcy Court.

ICD will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Plan and requested first day relief anticipate that trade claimants and other unsecured creditors who continue to work with ICD on existing terms will be paid in full and in the ordinary course of business. Vendors, employees and holders of secured indebtedness will continue to be paid in the ordinary course and will not be impaired (other than holders of our senior secured convertible notes (the “Convertible Notes”) issued pursuant to the Indenture, dated as of March 18, 2022

(as amended, modified, or supplemented from time to time, the “Indenture”), by and among ICD, as issuer, each of the guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association, as trustee.

Additional information about the Chapter 11 Cases may be obtained at https://cases.ra.kroll.com/ICD.

Debtor-in-Possession Financing

Certain prepetition holders of the Convertible Notes (collectively, the “DIP Lenders”) will provide an aggregate principal amount not to exceed at any time outstanding aggregate principal of $32,500,000 of senior secured superpriority debtor-in-possession term loans (the “DIP Commitments”), subject to the terms and conditions of the proposed senior secured superiority debtor-in-possession term loan facility (the “DIP Facility”) pursuant to a Senior Secured Superpriority Debtor-in-Possession Credit Facility Term Sheet (the “DIP Term Sheet”), including $27,500,000 of Interim DIP Loans (to be defined in the DIP Term Sheet). Upon entry of an Interim DIP Order and Final DIP Order (to be defined in the DIP Term Sheet) by the Bankruptcy Court, the applicable DIP Commitments will be available to ICD to draw upon. ICD’s uses for DIP proceeds will be used strictly in accordance with an Approved Budget ((to be defined in the DIP Term Sheet) subject to Permitted Variances (to be defined in the DIP Term Sheet)) for (i) working capital and general corporate purposes of the Debtors, (ii) for bankruptcy-related costs and expenses, (iii) for costs and expenses related to the DIP Facility, and (iv) to pay down borrowings under the Revolving ABL Credit Agreement.

ICD’s obligations under the proposed DIP Facility will be guaranteed by ICD’s subsidiary, Sidewinder Drilling LLC. In addition, upon entry and subject to the terms of the DIP Order approving the DIP Facility, the claims of the DIP Lenders will be (i) entitled to superpriority administrative expense claim status, subject to certain customary exclusions in the DIP Term Sheet and (ii) secured by (A) a perfected first-priority lien, (B) a perfected junior lien and (C) a perfected first-priority priming lien, in each case, on the DIP Collateral (as defined in the DIP Term Sheet), subject to certain Prepetition Permitted Liens (as defined in the DIP Term Sheet) and a exclusions and exceptions carve out.

Upon an Alternative Restructuring Transaction (as defined in the DIP Term Sheet), ICD shall pay the outstanding balance of the DIP Loans (as defined in the DIP Term Sheet) from the proceeds of such Alternative Restructuring Transaction. The DIP Facility will bear an interest rate equal to SOFR for a one-month interest period plus 4.00%, payable monthly on the first business day of each month in arrears.

The foregoing descriptions of the DIP Facility, the DIP Commitments and the DIP Term Sheet are subject to final terms to be included in a DIP Facility motion and final approval by the Bankruptcy Court and execution by the DIP Lenders.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the "Debt Instruments"):

●	Approximately $14.3 million of outstanding principal (plus any accrued but unpaid interest in respect thereof) and approximately $0.4 million of issued but undrawn letters of credit and reserves under the Credit Agreement (the “Revolving ABL Credit Agreement”), dated as of October 1, 2018, by and among the Debtors, the lenders party thereto from time to time, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for each member of the lenders and the Bank Product Providers, as amended, waived, supplemented or otherwise modified, relating to the Company’s Revolving Loans (as defined in the Revolving ABL Credit Agreement).

●	Approximately $206.8 million of outstanding principal (plus any accrued but unpaid interest in respect thereof) under the Convertible Notes issued pursuant to the Indenture.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Notice of Failure to Meet Continued Listing Rule

On December 2, 2024, the OTCQX Best Market (“OTCQX”) notified the Company that it was no longer compliant with the OTCQX’s minimum market capitalization rule, which requires the Company to maintain an average market capitalization of $5 million over a consecutive 30-day trading period. The OTCQX rules provide for a cure period of 90 calendar days to regain compliance, which cure period begins upon failure to meet the market capitalization rule. During such period, the applicable criteria must be met for ten consecutive trading days. Such cure period is set to expire March 3, 2025. If at that time the Company’s market capitalization has not stayed at or above the $5 million minimum for ten consecutive trading days, then the security will be removed from OTCQX.

Furthermore, OTCQX requires under its eligibility criteria that a company shall not be subject to any bankruptcy or reorganization proceedings. Since the Company has filed the Chapter 11 Cases as disclosed herein, the Company will be delisted from OTCQX. As a result of the foregoing and expected delisting, the Company expects its common stock will commence trading on the OTC Pink Market beginning December 3, 2024. The Company can provide no assurance that its common stock will continue to trade on this market, whether broker-dealers will continue to provide public quotes of the common stock on this market, or whether the trading volume of the common stock will be sufficient to provide for an efficient trading market. The transition to OTC Pink Market will not affect the Company’s business operations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 27, 2024, the Board of Directors of the Company approved the payment of one-time cash retention awards (“Retention Awards”) to the Company’s named executive officers in the amounts set forth in the table below, which were paid pursuant to the terms of an award agreement (the “Retention Agreement”) issued pursuant to the term and conditions of a Key Employee Compensation Plan (the “Retention Plan”). Pursuant to the terms of the Retention Agreement and the Retention Plan, the named executed officer must repay (i) 100% of the net (after-tax) amount of the Retention Award if prior to March 31, 2025 and (ii) 50% of the net (after-tax) amount of the Retention Award if after March 31, 2025 but prior to August 15, 2025, in each case, their employment terminates for any reason or such officer resigns, except if the executive’s employment terminates due to death or “disability”, by the Company without “cause” or due to the executive’s resignation for “good reason” (each as defined in the Retention Agreement). The retention amounts are in lieu of any amounts expected to be paid under the Company’s 2024 annual incentive plan, and all amounts owed under such annual incentive plan are forfeited pursuant to the terms of the Retention Agreements.

The foregoing description of the Retention Agreements and the Retention Plan which is an exhibit thereto, does not purport to be complete and is qualified in its entirety by reference to the Retention Agreements and the Retention Plan, the forms of which are filed herewith as Exhibit 10.3 and is incorporated herein by reference. The following chart summarizes amounts paid pursuant to the terms of the Retention Awards to the named executive officers:

Named Executive Officer	2024 AIP Bonus	Retention	Total Retention Payment
J. Anthony Gallegos, Jr.	$469,200	$243,000	$712,200
Philip A Choyce	$275,400	$238,350	$513,750
Scott A. Keller	$160,650	$154,350	$315,000

Item 7.01 Regulation FD Disclosure

Press Release

On December 3, 2024, ICD issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cleansing Material

Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the "NDAs") with certain holders of Convertible Notes (the “NDA Parties”). The Company engaged in negotiations with the NDA Parties relating to the Plan and the DIP Commitments. Pursuant to the NDAs, the Company provided the NDA Parties with confidential information and agreed to publicly disclose certain information (the "Cleansing Material") upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.2. The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Company or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Company or any third party and should not be relied upon as such. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.

The information contained in this Item 7.01, including in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K (including any exhibit hereto or any information included herein or therein) shall not be deemed an admission to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding the Chapter 11 Cases.

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. The Company expects that holders of the Company’s common stock will not receive distributions in the Chapter 11 Cases, and that the equity will be canceled under the Plan.

Cautionary Statement Regarding Forward Looking Statements.

This filing contains various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding Company’s expectations with respect to operating in the normal course, the Chapter 11 Cases, the DIP Facility, potential delisting of the Company’s common stock by OTCQX and the Company’s anticipated results of operations. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, risks attendant to the bankruptcy process, including the Company’s ability to obtain court approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases, including with respect to the DIP Facility; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company’s restructuring process, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases); the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; objections to the Company’s restructuring process, the DIP

Facility, or other pleadings filed that could protract the Chapter 11 Cases; risks associated with third-party motions in Chapter 11; Court rulings in the Chapter 11 and the outcome of the Chapter 11 Cases in general; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; risks associated with the potential delisting or the suspension of trading in its common stock by OTCQX; and other factors as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Furthermore, such forward-looking statements speak only as of the date of this filing. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code of Independence Contract Drilling, Inc. and Sidewinder Drilling LLC.
10.2	Form of Retention Agreement (including the Retention Plan as an exhibit thereto).
99.1	Press Release, dated as of December 3, 2024, issued by the Company.
99.2	Cleansing Material, dated as of December 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: December 3, 2024	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary